FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Steve Solcher (713) 918-4329 steve_solcher@bmc.com	Jessica Walker (713) 918-4482 jessica_walker@bmc.com
BMC Software Announces Fiscal 2006 First Quarter Results
Company Reports Non-GAAP Earnings per Share Above Consensus and Improved Non-GAAP Operating
Margin, Raises Guidance for Fiscal 2006
     HOUSTON — (August 2, 2005) — BMC Software, Inc. [NYSE: BMC] today announced financial results for its first quarter of fiscal 2006 ended June 30, 2005. Quarterly results were positively impacted by revenue growth across all business lines and by ongoing cost and expense management, as well as the immediate cost savings impact from the Company’s restructuring.
     BMC Software’s non-GAAP net earnings, which exclude special items, assuming an effective tax rate of 28%, for the first quarter of fiscal 2006 were $43.9 million, or $0.20 per diluted common share which is up 39% compared to the year ago quarter. Consensus estimates for fiscal 2006 first quarter were $0.13 per share. Fiscal 2006 first quarter net loss on a GAAP basis was $41.1 million, a loss of $0.19 per share. The difference between non-GAAP and GAAP earnings per share was primarily due to approximately $0.17 per share for the taxes associated with the repatriation of foreign earnings and $0.14 per share for restructuring charges. Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.
     Total revenues for the first quarter of fiscal 2006 were $348.3 million. Non-GAAP operating expenses, which exclude $66.3 million in special items, were $304.9 million. Cash flows from operations in the first quarter were $94.7 million, including the cash impact related to the restructuring. Non-GAAP operating margin for the quarter was 12%, a four percentage point increase over the prior year. The Company continues to maintain a strong balance sheet, ending the first quarter of fiscal 2006 with a record $1.3 billion of cash and marketable securities and a record $1.6 billion in deferred revenues.
     “This was a strong quarter for BMC as our customers continued to respond favorably to our Business Service Management (BSM) solutions,” said Bob Beauchamp, president and CEO, BMC Software. “Despite a competitive environment, our implementation of a major restructuring and the reallocation of sales resources to growth businesses, we sharpened our focus and significantly improved our operating margin. The growth in profitability of our business is indicative of the value of these initiatives.”

First Quarter FY06 Business Segment Results

BMC Software First Quarter Results/Page 2
     License bookings in the first quarter of fiscal 2006 were $99.6 million, an increase of 19% compared to the year ago quarter. The following table illustrates license bookings:
First Quarter FY06 Business Segment Results

					License
($ Millions)	License	Net Change in	License	License Bookings	Bookings
	Revenues	Deferred License	Bookings*	Percent Growth vs.	Percent Growth
		Revenue		Q1FY05	vs. Q4FY05
DM – Mainframe	31.1	(3.6)	27.5	67%	(49%)
MAINVIEW®	8.9	(1.7)	7.2	32%	(54%)
Mainframe Management	40.0	(5.3)	34.7	58%	(50%)
Scheduling & Output Mgmt.	12.6	(1.5)	11.1	24%	(53%)
DM – Distributed Systems	5.1	(1.9)	3.2	(55%)	(82%)
PATROL®	19.3	(4.5)	14.8	(13%)	(48%)
Distributed Systems Mgmt.	37.0	(7.9)	29.1	(12%)	(58%)
Service Management	34.8	(1.2)	33.6	19%	(36%)
Identity Management	2.0	0.8	2.8	170%	(8%)
Total BMC	113.9	(14.3)	99.6	19%	(49%)
Due to the exclusion of the non-material category of “Other,” all totals do not sum.
*License bookings measure the value of new license contracts signed during the quarter, including both the amount that goes to the income statement and the amount that goes to the deferred license revenue account on the balance sheet. License bookings can be calculated by adding license revenues and the net change in the deferred license revenue balance.
     Revised Fiscal 2006 Guidance
     The Company expects second quarter revenues to be in the $355 to $370 million range, and non-GAAP earnings per share, which exclude approximately $0.08 per share of special items, to be in the $0.20 to $0.25 per share range.
     The Company is raising its previous estimates for fiscal 2006. The Company expects fiscal 2006 non-GAAP earnings per share, which exclude special items, to be in the $0.90 to $0.96 per share range (previously estimated at $0.86 to $0.92 per share) on estimated revenues of $1.49 to $1.52 billion (previously estimated at $1.48 to $1.50 billion). Fiscal 2006 estimates exclude an estimated $0.57 per share of amortization of acquired technology and intangibles, exit costs due to the Company’s restructuring and taxes associated with the repatriation of foreign earnings.

BMC Software First Quarter Results/Page 3
     BMC Software continues to expect cash flows from operations for fiscal 2006 to exceed $500 million even after an estimated $45 million in cash outlays associated with the restructuring.
     Conference Call
     A conference call to discuss first quarter fiscal 2006 results is scheduled for today, August 2, 2005 at 4:00 p.m. Central time. Those interested in participating may call (719) 457-2633 and use the passcode BMC. To access a replay of the conference call, which will be available for one week, dial (719) 457-0820 and use the passcode BMC. A live webcast of the conference call will be available on the company’s website at www.bmc.com/investors. A replay of the webcast will be available within 24 hours and archived on the website.
     Non-GAAP Financial Measures
     This press release includes the non-GAAP financial measures of net earnings, diluted earnings per share, operating expenses and operating margin excluding charges for (i) restructuring costs, (ii) taxes associated with the repatriation of foreign earnings, (iii) amortization of acquired technology and intangibles, (iv) acquired research and development and (v) impairment of goodwill. Restructuring costs and taxes associated with the repatriation of foreign earnings are excluded, as management believes these to be non-recurring costs which would distort comparisons with historical results if not excluded. The other items are excluded, as they are non-cash charges related to completed acquisitions. The non-GAAP financial measures of net earnings and diluted earnings per share are also adjusted to reflect an effective tax rate of 28%, which differs from the GAAP rate. We have applied a standard 28% tax rate to normalize our results against historical reported results. A reconciliation between the GAAP results and the non-GAAP results excluding these items is included with the financial tables accompanying this press release.
     BMC Software’s management uses both GAAP and non-GAAP results in its evaluation of the performance of the Company; although, the non-GAAP results are used for budgeting and for determining executive compensation on a quarterly basis.
     While GAAP results are more comprehensive, the Company provides investors supplemental non-GAAP measures and the reconciliation of non-GAAP to GAAP information to provide additional insight into BMC Software’s financial results. Because non-GAAP gauges are not influenced by certain non-cash or non-recurring expenses, they can add value by focusing on the

BMC Software First Quarter Results/Page 4
ongoing performance of the Company’s core operations and by giving investors additional options for tracking historical and expected results.
     About BMC Software
     BMC Software, Inc. [NYSE:BMC] is a leading provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC Software solutions span enterprise systems, applications, databases and service management. Founded in 1980, BMC Software has offices worldwide and fiscal 2005 revenues of more than $1.46 billion. For more information about BMC Software, visit www.bmc.com.
     This news release contains both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as “believe,” “anticipate,” “expect,” “estimate” and “guidance” are forward-looking statements. Numerous important factors affect BMC Software’s operating results and could cause BMC Software’s actual results to differ materially from the forecasts and estimates indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) BMC Software’s revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 2) BMC Software’s operating costs and expenses are relatively fixed over the short term; 3) increased competition and pricing pressures could adversely affect BMC Software’s earnings; 4) BMC Software’s maintenance revenue could decline if maintenance renewal rates decline or if license revenues do not grow; 5) new software products and product strategies may not be timely introduced or successfully adopted; 6) BMC Software’s quarterly cash flow from operations is and has been volatile and is dependent upon a number of factors described in BMC Software’s filings with the SEC; 7) BMC Software’s effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect the company’s earnings; and 8) the additional risks and important factors described in BMC Software’s quarterly reports on Form 10-Q and in its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and other filings with the SEC. BMC Software undertakes no obligation to update information contained in this release.
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BMC Software, the BMC Software logos, and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. © 2005, BMC Software, Inc. All rights reserved.

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	June 30,
	Fiscal	Fiscal	Percentage
	2005	2006	Change
	(In millions, except
	per share data)
Revenues:
License	$100.3	$113.9	14%
Maintenance	204.8	213.6	4%
Professional services	20.9	20.8	—

Total revenues	326.0	348.3	7%
Cost of license revenues	30.6	33.3	9%
Cost of maintenance revenues	44.9	45.8	2%
Cost of professional services	20.5	23.3	14%
Selling and marketing expenses	124.7	144.2	16%
Research and development expenses	47.2	56.2	19%
General and administrative expenses	41.2	59.4	44%
Amortization of intangible assets	4.2	9.0	114%
Total operating expenses	313.3	371.2	18%

Operating income (loss)	12.7	(22.9)	(280)%
Other income, net	17.6	17.6	—

Earnings (loss) before income taxes	30.3	(5.3)	(117)%
Income tax provision (benefit)	19.6	35.8	83%

Net earnings (loss)	$10.7	$(41.1)	(484)%

Diluted earnings (loss) per share	$0.05	$(0.19)	(494)%

Shares used in computing diluted earnings (loss) per share	225.1	219.6	(2)%

BMC SOFTWARE, INC. AND SUBSIDIARIES
NON-GAAP STATEMENTS OF OPERATIONS EXCLUDING SPECIAL ITEMS

(Unaudited)

	Three Months Ended
	June 30,
	Fiscal	Fiscal	Percentage
	2005	2006	Change
	(In millions, except
	per share data)
Revenues:
License	$100.3	$113.9	14%
Maintenance	204.8	213.6	4%
Professional services	20.9	20.8	—

Total revenues	326.0	348.3	7%
Cost of license revenues	19.1	17.9	(6)%
Cost of maintenance revenues	45.9	42.8	(7)%
Cost of professional services	20.5	20.1	(2)%
Selling and marketing expenses	124.0	118.2	(5)%
Research and development expenses	48.3	52.5	9%
General and administrative expenses	41.2	53.4	30%

Total operating expenses	299.0	304.9	2%

Operating income	27.0	43.4	61%
Other income, net	17.6	17.6	—

Earnings before income taxes	44.6	61.0	37%
Income tax provision	12.5	17.1	37%

Net earnings	$32.1	$43.9	37%

Diluted earnings per share	$0.14	$0.20	39%

Shares used in computing diluted earnings per share	225.1	221.0	(2)%

See the accompanying Supplemental Analysis of Effect of Special Items, where these Non-GAAP Statements of Operations Excluding Special Item are reconciled to the Statements of Operations prepared in accordance with U.S. generally accepted accounting principles.

BMC SOFTWARE, INC. AND SUBSIDIARIES
BALANCE SHEETS
(Unaudited)

	March 31,	June 30,
	2005	2005
	(In millions)
Current assets:
Cash and cash equivalents	$820.1	$853.7	(a)
Marketable securities	108.7	115.1	(a)
Trade accounts receivable, net	191.8	120.3
Current trade finance receivables, net	151.8	127.7
Other current assets	168.0	166.9

Total current assets	1,440.4	1,383.7
Property and equipment, net	383.7	366.2
Software development costs and related assets, net	126.1	118.5
Long-term marketable securities	354.3	327.1	(a)
Long-term finance receivables, net	126.1	94.3
Acquired technology, goodwill and intangibles, net	687.9	661.6
Other long-term assets	179.8	180.1

	$3,298.3	$3,131.5

Current liabilities:
Accounts payable and accrued liabilities	$320.8	$265.0
Current portion of deferred revenue	764.3	777.0

Total current liabilities	1,085.1	1,042.0
Long-term deferred revenue	868.0	858.2
Other long-term liabilities	83.4	79.7
Total stockholders’ equity	1,261.8	1,151.6

	$3,298.3	$3,131.5

(a)	Total cash and marketable securities are $1,295.9 at June 30, 2005

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	June 30,
	Fiscal	Fiscal
	2005	2006
	(In millions)
Cash flows from operating activities:
Net earnings (loss)	$10.7	$(41.1)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	49.5	59.3
Provision for uncollectible Trade and Financed Receivables	(2.8)	2.5
(Gain) loss on marketable securities	2.1	(0.8)
Earned portion of stock-based compensation	0.3	0.8
Decrease in finance receivables	65.9	55.5
Decrease in payables to third-party financing institutions for finance receivables	(18.3)	(15.5)
Increase in accrued exit costs	—	8.7
Net change in trade receivables, payables and other components of working capital	(17.3)	25.3

Net cash provided by operating activities	90.1	94.7

Cash flows from investing activities:
Cash paid for technology acquisitions and other investments, net of cash acquired	(4.8)	(3.3)
Purchases of marketable securities	(8.4)	(7.3)
Proceeds from maturities/sales of marketable securities	149.7	30.9
Proceeds from sale of property and equipment		5.0
Purchases of property and equipment	(16.8)	(6.2)
Capitalization of software development costs and related assets	(14.2)	(10.9)
Net cash provided by investing activities	105.5	8.2

Cash flows from financing activities:
Payments on capital leases	(1.0)	(1.4)
Stock options exercised and other	4.9	16.9
Treasury stock acquired	(20.0)	(86.0)

Net cash used in financing activities	(16.1)	(70.5)

Effect of exchange rate changes on cash	(2.6)	1.2

Net change in cash and cash equivalents	176.9	33.6
Cash and cash equivalents, beginning of period	612.3	820.1

Cash and cash equivalents, end of period	$789.2	$853.7

BMC SOFTWARE, INC. AND SUBSIDIARIES
SUPPLEMENTAL ANALYSIS OF EFFECT OF SPECIAL ITEMS

(Unaudited)

	Three Months Ended June 30, 2004				Three Months Ended June 30, 2005
		Special		Non-GAAP, Excluding		Special		Non-GAAP, Excluding
	As Reported	Items		Special Items	As Reported	Items		Special Items

Revenues:
License	$100.3	$—		$100.3	$113.9	$—		$113.9
Maintenance	204.8	—		204.8	213.6	—		213.6
Professional services	20.9	—		20.9	20.8	—		20.8

Total revenues	326.0	—		326.0	348.3	—		348.3
Cost of license revenues	30.6	(11.5) (a,b	)	19.1	33.3	(15.4) (a,b	)	17.9
Cost of maintenance revenues	44.9	1.0	(a)	45.9	45.8	(3.0)	(a)	42.8
Cost of professional services	20.5	—		20.5	23.3	(3.2)	(a)	20.1
Selling and marketing expenses	124.7	(0.7	) (a)	124.0	144.2	(26.0	) (a)	118.2
Research and development expenses	47.2	1.1	(a)	48.3	56.2	(3.7)	(a)	52.5
General and administrative expenses	41.2	—		41.2	59.4	(6.0)	(a)	53.4
Amortization of intangible assets	4.2	(4.2)	(b)	—	9.0	(9.0)	(b)	—

Total operating expenses	313.3	(14.3)		299.0	371.2	(66.3)		304.9
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Operating income (loss)	12.7	14.3		27.0	(22.9)	66.3		43.4
Other income, net	17.6	—		17.6	17.6	—		17.6

Earnings (loss) before income taxes	30.3	14.3		44.6	(5.3)	66.3		61.0
Income tax provision (benefit)	19.6	(7.1) (d,e	)	12.5	35.8	(18.7) (c,d	)	17.1

Net earnings (loss)	$10.7	$21.4		$32.1	$(41.1)	$85.0		$43.9

Diluted earnings (loss) per share	$0.05	$0.10	(f)	$0.14	$(0.19)	$0.38	(f)	$0.20

Shares used in computing diluted earnings (loss) per share	225.1	225.1		225.1	219.6	221.0		221.0

(a) Exit costs and related charges		1.8				(43.1)
(b) Amortization of acquired technology & intangibles		(16.1)				(23.2)
(c) Income tax provision for earnings to be repatriated		—				(36.4)
(d) Tax effect of special items and adjustment to effective tax rate of 28%		4.0				17.7
(e) Release of tax accrual related to IRS settlement		(11.1)				—
(f) Due to rounding, EPS does not sum across